Exhibit 23.2

                          Independent Auditors' Consent

     We consent to the incorporation by reference in the Registration Statement of Federal Trust Corporation (the "Company") on From S-8 of our report dated February 22, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2001

/s/ Hacker, Johnson & Smith PA
HACKER JOHNSON & SMITH PA
Orlando, Florida
October 18, 2002